Exhibit 10.1
PARK NATIONAL CORPORATION
2013 LONG-TERM INCENTIVE PLAN

Performance-Based Restricted Stock Unit Award Agreement
This Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”) is made effective as of _______________, 20__ (the “Grant Date”) by and between Park National Corporation (the “Company”) and ___________________________________ (the “Participant” or “you”). Capitalized terms not defined in this Agreement have the meanings given to them in the Plan (as defined below).

1.	Grant of Performance-Based Restricted Stock Units

The Company hereby grants to you an award of _____ Performance-Based Restricted Stock Units (the “PBRSUs” or the “Maximum Award”), subject to the terms and conditions described in the Park National Corporation 2013 Long-Term Incentive Plan (the “Plan”) and this Agreement.

2.	Restrictions on Vesting and Distribution

Your PBRSUs will be earned and settled or, in the alternative, forfeited depending on whether the applicable terms and conditions set forth in this Agreement have been met. For purposes of this Agreement, the “Performance Period” means the period beginning on January 1, 2014 and ending on December 31, 2016, and the “Performance Date” means the last day of the Performance Period. Except as otherwise provided in Section 3 of this Agreement:

(A)	Performance-Based Criteria for Vesting:

(i)
All PBRSUs granted to you pursuant to this Agreement will be forfeited on the Performance Date if the Company’s consolidated net income for each fiscal year during the Performance Period has not equaled or exceeded the aggregate amount of: (a) all cash dividends declared and paid during such fiscal year; plus (b) 10% of the amount determined under Section 2(A)(i)(a) of this Agreement, in each case as certified by the Committee; and

(ii)
A percentage of the Maximum Award/PBRSUs as set forth in the table below (interpolated on a straight line basis for percentiles between those specifically identified in such table) will be earned on the Performance Date based on the Company’s cumulative return on average assets for the Performance Period as compared to the cumulative return on average assets results for the Performance Period for the $3 billion to $10 billion Peer Group (the “Peer Group”), in each case as determined and certified by the Committee (the date of such determination and certification by the Committee being the “Certification Date” for purposes of this Agreement):

Cumulative Return on Average Assets of the Company as compared to Cumulative Return on Average Assets Results of Peer Group	Percentage of Maximum Award/Number PBRSUs Earned
Less than the 50th percentile of Peer Group	0%
Equal to the 50th percentile of Peer Group [Represents the Minimum/Target Award which may be earned]	66-2/3% [___ PRBSUs]
Equal to or greater than the 80th percentile of Peer Group [Represents Maximum Award which may be earned]	100% [___ PBRSUs]

(B)	Service-Based Vesting Requirements:

(i)
On the Certification Date, one-half of any PBRSUs that were earned on the Performance Date, pursuant to the criteria set forth in Section 2(A) of this Agreement, will vest if you are still employed by the Company or one of its Affiliates on such Certification Date; and

(ii)
On the first anniversary of the Certification Date, one-half of any PBRSUs that were earned on the Performance Date, pursuant to the criteria set forth in Section 2(A) of this Agreement, will vest if you are still employed by the Company or one of its Affiliates on such first anniversary of the Certification Date.

3.	Effect of Termination of Employment

(A)	Termination of Employment Due to Death or Disability:

(i)
During Performance Period. If the Participant dies or terminates employment with the Company and each of its Affiliates due to Disability at any time during the Performance Period, a pro-rated portion of the PBRSUs granted to the Participant pursuant to this Agreement will vest on the Performance Date, which pro-rated portion will be equal to the product of: (a) the number of PBRSUs that would have been earned on the Performance Date based on the level of achievement with respect to the performance-based criteria for vesting specified in Section 2(A) of this Agreement; multiplied by (b) the quotient of the number of full calendar months which have lapsed between the Grant Date and the date of the Participant’s death or the date of the Participant’s actual termination of employment with the Company and each of its Affiliates due to Disability, as appropriate, divided by the number of months in the Performance Period.

(ii)
After Performance Period. If the Participant dies or terminates employment with the Company and each of its Affiliates due to Disability after the Performance Period has ended but before the service-based vesting requirements specified for the PBRSUs in

Section 2(B) of this Agreement have been satisfied, all unvested PBRSUs granted to the Participant pursuant to this Agreement which remain outstanding as of the date of the Participant’s death or termination of employment with the Company and each of its Affiliates due to Disability will immediately vest.

(B)
Termination of Employment Due to Retirement: For purposes of this Agreement, “Retirement” means “normal retirement” or “early retirement”, as each term is defined in the Park National Corporation Defined Benefit Pension Plan.

(i)
During Performance Period. If the Participant Retires at any time during the Performance Period, all PBRSUs granted to the Participant pursuant to this Agreement will be immediately forfeited; provided, however, that the Committee, in its sole discretion, may cause all or a portion of the PBRSUs granted to the Participant pursuant to this Agreement to vest as of the date of the Participant’s Retirement, as determined by the Committee.

(ii)
After Performance Period. If the Participant Retires after the Performance Period has ended but before the service-based vesting requirements specified for the PBRSUs in Section 2(B) of this Agreement have been satisfied, all unvested PBRSUs outstanding as of the date of the Participant’s Retirement will be immediately forfeited; provided, however, that the Committee, in its sole discretion, may cause all or a portion of the PBRSUs granted to the Participant pursuant to this Agreement to vest as of the date of the Participant’s Retirement, as determined by the Committee.

(C)
Termination of Employment for Cause or for Any Reason Other than Death, Disability or Retirement: If the Participant is terminated for Cause or the Participant’s employment with the Company and each of its Affiliates terminates for any reason other than due to the Participant’s death, Disability or Retirement, all unvested PBRSUs granted to the Participant pursuant to this Agreement will be immediately forfeited.

4.	Effect of Change in Control

Notwithstanding the provisions of Section 2(A) and Section 2(B) of this Agreement, in the event of a Change in Control, the Participant will immediately vest in all unvested PBRSUs as though the cumulative return on average assets of the Company as compared to the cumulative return on average assets results of the Peer Group had been achieved at the 50th percentile of the Peer Group (i.e., the percentile representing the “Minimum/Target Award” which may be earned) and the other performance-based criteria for vesting as well as the service-based vesting requirements had been satisfied as of the date of the Change in Control.

5.	Settlement of the Performance-Based Restricted Stock Units

If all applicable terms and conditions of this Agreement have been satisfied, subject to the provisions of Section 6(C) of this Agreement, each PBRSU which has vested will be settled in the form of one Common Share within 60 days following the date all vesting requirements with respect to the PBRSU have been satisfied; provided, however, that in lieu of a fractional Common Share, the Participant will receive a cash payment equal to the Fair Market Value of such fractional Common Share as of the date on which all vesting requirements with respect to the PBRSU have been satisfied.

6.	Other Rules Affecting the Performance-Based Restricted Stock Units

(A)
No Voting Rights Before Vesting. In no event will the Participant have any voting rights with respect to the Common Shares underlying the PBRSUs granted pursuant to this Agreement prior to the settlement of such PBRSUs.

(B)
Dividend Equivalent Rights. If a cash dividend is declared and paid with respect to the Common Shares underlying the PBRSUs granted pursuant to this Agreement, the Participant will be deemed to have been credited with a cash amount equal to the product of (i) the number of PBRSUs that have not been settled or forfeited as of both the dividend declaration date and the dividend payment date, multiplied by (ii) the amount of the cash dividend declared and paid with respect to each outstanding Common Share of the Company. Such deemed credited amount of cash (the “Dividend Credit Amount”) will be subject to the same terms and conditions, including all vesting requirements set forth in this Agreement, as the related PBRSUs and such Dividend Credit Amount will vest and, subject to the provisions of Section 6(C) of this Agreement, be settled in the form of payment of the Dividend Credit Amount in cash if, when and to the extent the related PBRSUs vest and are settled. In the event a PBRSU is forfeited, the related Dividend Credit Amount will also be immediately forfeited.

(C)
Tax Withholding. The Company or an Affiliate, as applicable, has the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the PBRSUs and any related Dividend Credit Amount as permitted by the Plan. Unless otherwise specifically permitted by the Committee, the applicable withholding requirement will be satisfied with respect to the PBRSUs (but not with respect to the related Dividend Credit Amount unless agreed to by the Committee and the Participant) by having the Company or an Affiliate, as applicable, withhold Common Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Common Shares would otherwise be distributable in respect of the related PBRSUs at the time of the withholding and the Participant has a vested right to distribution of such Common Shares at such time.

(D)
Limitations on Assignment or Transfer of Performance-Based Restricted Stock Units. The PBRSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution; provided, however, that the Committee may allow you to place your PBRSUs and any right you may have to payment of the related Dividend Credit Amount into a trust established for your benefit or the benefit of your family.

7.	Restrictions on Resale or Other Similar Disposition of Common Shares Received Upon Settlement of the Performance-Based Restricted Stock Units

(A)
The Participant hereby acknowledges and agrees that, subject to the provisions of Section 6(C) of this Agreement, none of the Common Shares received upon settlement of the PBRSUs may be sold, transferred, assigned or otherwise similarly disposed of by the Participant to any person for a period of five years after the date of settlement; provided, however, that this restriction will not apply in the event of the settlement of the PBRSUs following the death, Disability or Retirement of the Participant or following a Change in Control. In addition, if following the settlement of the PBRSUs, the Participant subsequently terminates employment with the Company and each of its Affiliates by reason of death, Disability or Retirement, the restrictions of this Section 7 will immediately cease to apply.

(B)
The Participant acknowledges and agrees that the Company will cause each share certificate evidencing, or other form of evidence of ownership of, the Common Shares received upon settlement of the PBRSUs to bear, to the extent practicable, an appropriate legend reflecting the terms of this Section 7, which legend may be in the following or any other appropriate form:

“Restrictions on the right to transfer the common shares evidenced by this certificate (the “Common Shares”) are set forth in a written Performance-Based Restricted Stock Unit Award Agreement, dated ___________, 20__, to which Park National Corporation (the “Company”) and ___________________________ [Name of Participant] are parties. The Company will mail to the recordholder of the Common Shares a copy of said Performance-Based Restricted Stock Unit Award Agreement, without charge, within five days after receipt of a written request therefor.

8.	Miscellaneous

(A)
Amendment. This Agreement may be amended by a written agreement signed by both parties to this Agreement; provided, however, that the Company may amend this Agreement to the extent necessary to comply with any applicable law or regulation without your consent or any additional consideration, even if any such amendment eliminates, restricts or reduces your rights under this Agreement.

(B)
Other Terms and Conditions. Your PBRSUs are subject to the terms and conditions described in this Agreement and the Plan, which is incorporated by reference into and made a part of this Agreement. No agreement or representations, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement or the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan will govern. The Committee has sole responsibility of interpreting the Plan and this Agreement, and its determination of the meaning of any provision in the Plan or this Agreement shall be binding.

(C)
Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are no way to be construed as a part of this Agreement.

(D)
Severability. In the event that any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

(E)	Successors and Assigns. This Agreement shall be binding upon all successors and assigns of the Company.

(F)	Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed by its duly authorized officer, to be effective as of the Grant Date.

Company: PARK NATIONAL CORPORATION, an Ohio corporation	Participant:

By:	[Name of Participant]

Title:
Street Address

City, State, and Zip Code

Date:	Date: